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Ballard Spahr Andrews & Ingersoll, llp


                                                              February 11, 2000


Greka Energy Corporation
630 Fifth Avenue, Suite 1501
New York, New York   10111

Re:      Greka Energy Corporation
         Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Greka Energy Corporation, a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,400,000 shares of common stock of the Company, no par value per share (the "Shares"), issuable upon the exercise of options (the "Options") granted under Company's Non-Qualified Stock Option Plan and 1999 Omnibus Stock Option Plan (collectively, the "Plans").

         In rendering our opinion, we have reviewed the Plans and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon the foregoing, we are of the opinion that the Shares, when issued upon exercise of the Options granted under the Plans and upon payment of the option exercise price, in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the law of the State of Colorado. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                                       Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP